UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 27 2006

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2006, American Mortgage Acceptance Company (the “Registrant") entered into oral agreements to sell twenty Federal National Mortgage Association securities (the “FNMA Securities”) with a total outstanding principal amount of approximately $74.95 million. Prior to entering into the agreements, the Registrant received bids from several institutions to purchase the FNMA Securities. Each FNMA Security will be sold in a separate transaction with prices ranging from 90%-110% of the par value of the FNMA Securities. Settlement of these sale transactions is expected to occur on November 2, 2006.

ITEM 9.01	Financial Statements, Pro Forma Financial Information and Exhibits
a.	Financial Statements

Not Applicable
b.	Pro Forma Financial Information

Not Applicable
c.	Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mortgage Acceptance Company

November	2, 2006	By:	/s/ Alan P. Hirmes
Name:	Alan P. Hirmes
Title:	Chief Financial Officer